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                                                                    Exhibit 10.1

                             BRANDYWINE REALTY TRUST

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                            EFFECTIVE OCTOBER 1, 2000

                  AMENDED AND RESTATED EFFECTIVE MARCH 25, 2004

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                                    ARTICLE 1
                                     PURPOSE

                  In recognition of the services provided by certain key employees, the Board of Trustees of Brandywine Realty Trust previously adopted the Brandywine Realty Trust Executive Deferred Compensation Plan to make additional retirement benefits and increased financial security available on a tax-favored basis to those individuals. The Plan is hereby amended and restated, effective March 25, 2004.





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                                    ARTICLE 2
                                   DEFINITIONS


                  "Additional Company Contributions" are contributions credited to the Participant's Retirement Distribution Account by the Company pursuant to
Section 4.6.

                  "Affiliate" means: (a) any firm, partnership, or corporation that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Brandywine Realty Trust; (b) any other organization similarly related to Brandywine Realty Trust that is designated as such by the Board; and (c) any other entity 50% or more of the economic interests in which are owned, directly or indirectly, by Brandywine Realty Trust.

                  "Beneficiary" means the person or persons designated as such in accordance with Section 12.4.

                  "Board" means the Board of Trustees of Brandywine Realty
Trust.

                  "Board Remuneration" means for any Trustee, for any Plan Year, the annual retainer and Board meeting fees; provided that committee fees and informal Board discussion fees shall not be "Board Remuneration;" provided further that such remuneration shall not be eligible for Matching Contributions, Profit Sharing Contributions, Supplemental Profit Sharing Contributions or Additional Company Contributions.

                  "Change of Control" means:

                  (a) the acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of "Beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of Brandywine Realty Trust's then outstanding voting securities (the "Voting Securities"), provided that for purposes of this clause (a) Voting Securities acquired directly from Brandywine Realty Trust by any Person shall be excluded from the determination of such Person's Beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or


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                  (b)      approval by shareholders of Brandywine Realty Trust
                           of:

                           (i) a merger, reorganization or consolidation involving Brandywine Realty Trust if the shareholders of Brandywine Realty Trust immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the company resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such merger, reorganization or consolidation;

                           (ii) a complete liquidation or dissolution of Brandywine Realty Trust; or

                           (iii)    an agreement for the sale or other
                                    disposition of all or substantially all of the assets of Brandywine Realty Trust; or

                  (c) acceptance by shareholders of Brandywine Realty Trust of shares in a share exchange if the shareholders of Brandywine Realty Trust immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Committee" means the Brandywine Realty Trust Plan Committee, which shall consist of at least one person, the member(s) of which shall be designated from time to time by the President and Chief Executive Officer of Brandywine Realty Trust and which may include the President and Chief Executive Officer.

                  "Company" means Brandywine Realty Trust and each such subsidiary, division or Affiliate identified in Appendix A as may from time to time participate in the Plan by or pursuant to authorization of the Board and the board of directors of such subsidiary, division or Affiliate.

                  "Compensation" means, for any Eligible Employee, for any Plan Year, the Participant's total taxable income received from the Company with respect to such Plan Year, including, but not limited to, base earnings, regular bonuses, commissions and overtime, plus pre-tax contributions and elective contributions that are not includible in gross income under section 125, 402(a)(8) or 402(h) of the Code, and excluding income recognized in connection with stock-related options and payments, reimbursements and other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits, as determined pursuant to guidelines established and revised by the Plan Administrator from time to time and communicated to Eligible Employees.

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                  "Compensation Deferral" means that portion of Compensation or
Board Remuneration as to which a Participant has made an annual election to defer receipt until the date specified under the In-Service Distribution Option, the Retirement Distribution Option, or the Deferred Board Remuneration Option, as applicable.

                  "Compensation Limit" means the compensation limit of section 401(a)(17) of the Code, as in effect on the first day of the Plan Year.

                  "Deferred Board Remuneration Account" means the Account maintained for a Participant to which Compensation Deferrals are credited pursuant to the Deferred Board Remuneration Option.

                  "Deferred Board Remuneration Option" means the Distribution Option pursuant to which benefits are payable in accordance with Section 7.3.

                  "Disability" means a disability of an Employee or Trustee which renders such Employee or Trustee unable to perform the full extent of his duties and responsibilities by reason of his illness or incapacity which would entitle that Employee or Trustee to receive Social Security Disability Income under the Social Security Act, as amended, and the regulations promulgated thereunder.

                  "Disabled" means having a Disability. The determination of whether a Participant is Disabled shall be made by the Plan Administrator, whose determination shall be conclusive; provided that,

                  (a) if a Participant is bound by the terms of an employment agreement between the Participant and the Employer, whether the Participant is "Disabled" for purposes of the Plan shall be determined in accordance with the procedures set forth in said employment agreement, if such procedures are therein provided; and

                  (b) a Participant bound by such an employment agreement shall not be determined to be Disabled under the Plan any earlier than he would be determined to be disabled under his employment agreement.

                  "Distribution Option" means the three distribution options which are available under the Plan, consisting of the Retirement Distribution Option, the In-Service Distribution Option, and the Deferred Board Remuneration Option.

                  "Distribution Option Account(s)" means, with respect to a Participant, the Retirement Distribution Account, the In-Service Distribution Account and/or the Deferred Board Remuneration Account established on the books of account of the Company, pursuant to Section 5.1.

                  "Distribution Option Period" means, in general, a period for which an Eligible Employee elects, in the Enrollment Agreement, the time and manner of payment of amounts credited to the Eligible Employee's In-Service Distribution Account for such period. The first Distribution Option Period with respect to: (a) deferrals of Compensation classified as base salary shall apply to base salary deferrals credited from October 1, 2000 to December 31, 2005; and
(b) deferrals of Compensation credited as bonus shall apply to bonus deferrals credited from January 1, 2001 to December 31, 2006. Thereafter, a new Distribution Option Period will begin every five years.

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                  "Earnings Crediting Options" means the deemed investment
options selected by the Participant from time to time pursuant to which deemed earnings are credited to the Participant's Distribution Option Accounts.

                  "Effective Date" means October 1, 2000.

                  "Eligible Employee" means an Employee who is a member of a group of selected management and/or highly compensated Employees of the Company and who is designated by the Plan Administrator as eligible to participate in the Plan.

                  "Employee" means any individual employed by the Company on a regular, full-time basis (in accordance with the personnel policies and practices of the Company), including citizens of the United States employed outside of their home country and resident aliens employed in the United States; provided, however, that to qualify as an "Employee" for purposes of the Plan, the individual must be a member of a group of "key management or other highly compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended; provided further, that individuals who are not on an employee payroll of the Company or who have entered into an agreement with the Company which excludes them from participation in the Plan shall not be eligible to participate in the Plan.

                  "Employer" means Brandywine Realty Trust and its Affiliates.

                  "Employer Stock Fund" means a hypothetical investment fund consisting entirely of Shares.

                  "Enrollment Agreement" means the authorization form which an Eligible Employee or Trustee files with the Plan Administrator to participate in the Plan.

                  "Excess Bonus" means that portion of a Compensation Deferral as defined in Section 4.6.

                  "In-Service Distribution Account" means the Account maintained for a Participant for each Distribution Option Period to which Compensation Deferrals are credited pursuant to the In-Service Distribution Option.

                  "In-Service Distribution Option" means the Distribution Option pursuant to which benefits are payable in accordance with Section 7.2.

                  "Matching Contributions" are contributions credited to the Participant's Retirement Distribution Account by the Company pursuant to Section 4.3.

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                  "Participant" means an Eligible Employee or Trustee who has filed a completed and executed Enrollment Agreement with the Plan Administrator or its designee and is participating in the Plan in accordance with the provisions of Article 4. In the event of the death or incompetency of a Participant, the term shall mean his personal representative or guardian. An individual shall remain a Participant until that individual has received full distribution of any amount credited to the Participant's Distribution Option Account(s).

                  "Plan" means the Brandywine Realty Trust Executive Deferred Compensation Plan, as amended from time to time.

                  "Plan Administrator" means the Committee.

                  "Plan Year" means the 12-month period beginning on each January 1 and ending on the following December 31; provided that the initial Plan Year shall commence on October 1, 2000 and end on December 31, 2000.

                  "Profit Sharing Contributions" are contributions credited to the Participant's Retirement Distribution Account by the Company, based on a percentage, as determined each year by the Company, of the Participant's Compensation in excess of the Compensation Limit. To the extent that a contribution is not deemed to be a Profit Sharing Contribution, it will be considered Compensation classified as a bonus for purposes of the Plan.

                  "Retirement" means the termination of the Participant's Service with the Employer (for reasons other than death) at or after age 55.

                  "Retirement Distribution Account" means the Account maintained for a Participant to which Compensation Deferrals, Matching Contributions, Additional Company Contributions, Profit Sharing Contributions, and Supplemental Profit Sharing Contributions are credited pursuant to the Retirement Distribution Option.

                  "Retirement Distribution Option" means the Distribution Option pursuant to which benefits are payable in accordance with Section 7.1.

                  "Service" means the period of time during which an employment relationship exists between an Employee and the Company, including any period during which the Employee is on an approved leave of absence, whether paid or unpaid. "Service" also includes employment with an Affiliate if an Employee transfers directly between the Company and the Affiliate.

                  "Share" means a common share of beneficial interest, $.01 par value per share, of Brandywine Realty Trust.

                  "Supplemental Profit Sharing Contributions" are contributions credited to the Retirement Distribution Account of certain Participants by the Company pursuant to Section 4.5.

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                  "Termination Date" means the date of termination of a
Participant's Service with the Employer, determined without reference to any compensation continuing arrangement or severance benefit arrangement that may be applicable.

                  "Trustee" means a member of the Board who receives remuneration payable for services as a member of the Board.



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                                    ARTICLE 3
                    ADMINISTRATION OF THE PLAN AND DISCRETION

                  3.1. The Committee, as Plan Administrator, shall have full power and authority to interpret the Plan, to prescribe, amend and rescind any rules, forms and procedures as it deems necessary or appropriate for the proper administration of the Plan and to make any other determinations and to take any other such actions as it deems necessary or advisable in carrying out its duties under the Plan. All action taken by the Plan Administrator arising out of, or in connection with, the administration of the Plan or any rules adopted thereunder, shall, in each case, lie within its sole discretion, and shall be final, conclusive and binding upon the Company, the Board, all Employees and Trustees, all Beneficiaries and all persons and entities having an interest therein. The Committee, may, however, delegate to any person or entity any of its powers or duties under the Plan. To the extent of any such delegation, the delegate shall become the Plan Administrator responsible for administration of the Plan, and references to the Plan Administrator shall apply instead to the delegate. Any action by the Committee assigning any of its responsibilities to specific persons who are all trustees, officers, or employees of the Company shall not constitute delegation of the Committee's responsibility but rather shall be treated as the manner in which the Committee has determined internally to discharge such responsibility.

                  3.2. The Plan Administrator shall serve without compensation for its services unless otherwise determined by the Board. All expenses of administering the Plan shall be paid by the Company.

                  3.3. The Company shall indemnify and hold harmless the Plan Administrator from any and all claims, losses, damages, expenses (including counsel fees) and liability (including any amounts paid in settlement of any claim or any other matter with the consent of the Board) arising from any act or omission of such member, except when the same is due to gross negligence or willful misconduct.

                  3.4. Any decisions, actions or interpretations to be made under the Plan by the Company, the Board or the Plan Administrator shall be made in its respective sole discretion, not as a fiduciary and need not be uniformly applied to similarly situated individuals and shall be final, binding and conclusive on all persons interested in the Plan.


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                                    ARTICLE 4
                                  PARTICIPATION

                  4.1. Election to Participate.

                           (a) Timing of Election to Participate. Any Eligible
Employee or Trustee may enroll in the Plan effective as of the first day of a Plan Year by filing a completed and fully executed Enrollment Agreement with the Plan Administrator by a date set by the Plan Administrator.

                                    (i) Base Salary/Board Remuneration. With
respect to the deferral of Compensation that is classified by the Company as base salary or the deferral of Board Remuneration, an executed Enrollment Agreement must be filed by December 31 of the Plan Year preceding the Plan Year in which such base salary or Board Remuneration is to be earned, or such earlier time as may be established by the Plan Administrator.

                                    (ii) Bonus.

                                            (A) With respect to the deferral of
Compensation that is classified by the Company as bonus, an executed Enrollment Agreement must be filed by December 31 of the Plan Year preceding the Plan Year in which such bonus is earned, or such earlier time as may be established by the Plan Administrator.

                                            (B) The Board may, as a condition of
a bonus award, require that it be deferred under the Plan and may prescribe vesting and investment provisions with respect to such award, and may establish separate deadlines by which Enrollment Agreements may be filed with respect to such an award.

                                    (iii) Initial Short Plan Years.

                                            (A) For the short Plan Year
commencing on October 1, 2000, an executed Enrollment Agreement must be submitted by September 29, 2000 and shall be effective for (A) base salary earned in payroll periods on and after October 1, 2000 and (B) bonuses earned in 2000 and payable in January 2001, and bonuses earned in 2001 and payable in January 2002.

                                            (B) Trustees were not eligible to
participate in the Plan until March 25, 2004. In order to participate for the remainder of the Plan Year that commenced on January 1, 2004, Trustees must submit an executed Enrollment Agreement by April 24, 2004. This Enrollment Agreement will be effective for Board Remuneration otherwise payable to a Trustee after April 24, 2004.

                                    (iv) Revocation of Election. Once each Plan
Year, a Participant may cancel his deferral election with respect to all Compensation and Board Remuneration, other than Compensation that is classified by the Company as bonus, provided that such cancellation is communicated to the Company in writing and shall be effective for all base salary and Board Remuneration earned for the remainder of the Plan Year. Elections with respect to bonuses are irrevocable.

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                           (b) Amount of Deferral. Pursuant to said Enrollment
Agreement, the Eligible Employee or Trustee shall irrevocably elect the percentages by which (as a result of payroll deduction) an amount equal to any whole percentage of the Participant's Compensation or Board Remuneration will be deferred. Up to 85 percent of base salary, 100 percent of bonus and 100% of Board Remuneration may be deferred; provided however, that deferrals will be made after required non-deferrable payroll tax deductions and any deductions elected by the Participant (including, but not limited to, deductions for payment of health insurance premiums). The Plan Administrator may establish minimum amounts that may be deferred under this Section 4.1 and may change such standards from time to time. Any such limit shall be communicated by the Plan Administrator to the Participants prior to the commencement of a Plan Year.

                           (c) Accounts to Which Amounts Credited. Pursuant to
said Enrollment Agreement, the Eligible Employee shall elect the Distribution Option Accounts to which such amounts will be credited, and shall provide such other information as the Plan Administrator shall require. Board Remuneration will only be credited to the Deferred Board Remuneration Account.

                           (d) Form of Distribution from Accounts. The first
Enrollment Agreement filed by an Eligible Employee during any Distribution Option Period must also set forth the Participant's election as to the time and manner of distribution from the In-Service Distribution Account and of amounts credited for that Distribution Option Period. The first Enrollment Agreement filed by an Eligible Employee must set forth the time and manner of distribution with respect to amounts credited to the Retirement Distribution Account. The first Enrollment Agreement filed by a Trustee must set forth the manner of distribution with respect to amounts credited to the Deferred Board Remuneration Account.

                  4.2. Filing of Elections by New Eligible Employees and New Trustees.

                           (a) New Eligible Employees. The Plan Administrator
may, in its discretion, permit an Employee who first becomes an Eligible Employee after the beginning of a Plan Year to enroll in the Plan for that Plan Year by filing a completed and fully executed Enrollment Agreement, in accordance with Section 4.1, as soon as practicable following the date the Employee becomes an Eligible Employee but, in any event, not later than 30 days after such date. Notwithstanding the foregoing, however, any election by an Eligible Employee to defer Compensation pursuant to this section 4.2 shall apply only to such amounts as are earned by the Eligible Employee after the date on which such Enrollment Agreement is filed.

                           (b) New Trustees. A Trustee whose election as a
member of the Board first becomes effective in a Plan Year may enroll in the Plan for that Plan Year by filing a completed and fully executed Enrollment Agreement, in accordance with Section 4.1, as soon as practicable following the effective date of such Trustee's election but, in any event, not later than 30 days after the effective date of such election. Notwithstanding the foregoing, however, any election by a Trustee to defer Board Remuneration pursuant to this
Section 4.2 shall apply only to such Board Remuneration earned by the Trustee after the date on which such Enrollment Agreement is filed.

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                  4.3. Matching Contributions. The amount of Matching
Contributions credited to a Participant's Retirement Distribution Account shall be equal to the matching contributions which would have been made on behalf of the Participant under the Brandywine Realty Trust 401(k) Profit Sharing Plan but for statutory limitations. Generally, the Matching Contribution shall be equal to the "matching percentage" (30%, as of the Effective Date) set forth in the Brandywine Realty Trust 401(k) Profit Sharing Plan, multiplied by a specified percentage (10%, as of the Effective Date) of the Participant's Compensation in excess of the Compensation Limit that is deferred under Section 4.1 or 4.2(a), as applicable.

                  If: (a) the dollar amount of the matching contributions under the Brandywine Realty Trust 401(k) Profit Sharing Plan for the Plan Year was limited due to the application of the provisions of Section 401(m) of the Code;
(b) the percentage of the Participant's Compensation that could be deferred under the Brandywine Realty Trust 401(k) Profit Sharing Plan was limited to an amount less than 10% (or such other percentage that may become effective after the Effective Date) because of other Code limitations; or (c) to the extent that a Participant's compensation for purposes of the Brandywine Realty Trust 401(k) Profit Sharing Plan is reduced to an amount that is below the Compensation Limit in any Plan Year by reason of deferrals made under this Plan (regardless of whether, prior to reduction, it was in excess of such limitation), an additional Matching Contribution shall be contributed under the Plan equal to the amount of matching contributions that would have been made to the Brandywine Realty Trust 401(k) Profit Sharing Plan but for such limitations, but only if and to the extent the Participant has deferred additional amounts of Compensation to the Plan at least equal to the amount that would have been required to have been deferred under the Brandywine Realty Trust 401(k) Profit Sharing Plan in order to support such additional matching contributions in the absence of such limitations.

                  4.4. Profit Sharing Contributions. The Company shall credit to each Participant's Retirement Distribution Account a Profit Sharing Contribution. Profit Sharing Contributions will be credited as frequently as determined by the Plan Administrator.

                  4.5. Supplemental Profit Sharing Contributions. To the extent that a Participant's compensation for purposes of the Brandywine Realty Trust 401(k) Profit Sharing Plan is reduced to an amount that is below the Compensation Limit in any Plan Year by reason of deferrals made under this Plan (regardless of whether, prior to reduction, it was in excess of such limitation), a Supplemental Profit Sharing Contribution will be credited to the Retirement Distribution Account of such Participant, at least annually, equal to the specified profit sharing percentage for the applicable Plan Year, multiplied by the excess, if any, of (a) the lesser of (i) the Participant's Compensation or (ii) the Compensation Limit over (b) the amount of the Participant's compensation that is taken into account under the Brandywine Realty Trust 401(k) Profit Sharing Plan.

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                  4.6. Additional Company Contributions.

                           (a) If, pursuant to Section 4.1 or 4.2, a Participant
(other than a Participant who is a Trustee) elects to defer receipt of 25% of his annual bonus (if any) and deems that such deferral be invested in the Employer Stock Fund, then, with respect to any part of such bonus in excess of 25% that is deferred and invested in the Employer Stock Fund ("Excess Bonus"), an Additional Company Contribution equal to a specified percentage (15% as of the Effective Date) of the Excess Bonus shall be contributed to such Participant's Retirement Distribution Account and deemed invested in the Employer Stock Fund.

                           (b) The Excess Bonus and associated Additional
Company Contribution shall not be subject to Participant investment direction for two years from the date of crediting. If, prior to the expiration of two years from the date on which the Excess Bonus and Additional Company Contribution are credited, (1) the Participant directs that all or a portion of the Excess Bonus or the associated Additional Company Contribution be deemed invested in an Earnings Crediting Option other than the Employer Stock Fund or
(2) the Participant receives a distribution pursuant to Article 10 or Article 11, any portion of which consists of all or a portion of such Excess Bonus or Additional Company Contribution, then the Participant shall forfeit all of such Additional Company Contribution; provided, with respect to a distribution pursuant to Article 11, that any forfeiture will take place prior to the determination of the Article 11 forfeiture penalty.

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                                    ARTICLE 5
                          DISTRIBUTION OPTION ACCOUNTS

                  5.1. Distribution Option Accounts. The Plan Administrator shall establish and maintain separate Distribution Option Accounts with respect to a Participant for each Distribution Option Period. A Participant's Distribution Option Accounts shall consist of the Retirement Distribution Account, one or more In-Service Distribution Accounts and/or a Deferred Board Remuneration Account, as applicable. The amount of Compensation and Board Remuneration deferred pursuant to Section 4.1 or Section 4.2 shall be credited by the Company to the Participant's Distribution Option Accounts, in accordance with the Distribution Option irrevocably elected by the Participant in the Enrollment Agreement, as soon as reasonably practicable following the close of the payroll period, bonus payment date, or, in the case of Trustees, the regularly scheduled payment date, for which the deferred Compensation or Board Remuneration would otherwise be payable, as determined by the Plan Administrator in its sole discretion. Any amount once taken into account as Compensation or Board Remuneration for purposes of this Plan shall not be taken into account thereafter. Matching Contributions, Additional Company Contributions, Profit Sharing Contributions, and Supplemental Profit Sharing Contributions, when credited, as determined by the Plan Administrator in its sole discretion, are credited only to the Retirement Distribution Account. The Participant's Distribution Option Accounts shall be reduced by the amount of payments made by the Company to the Participant or the Participant's Beneficiary pursuant to this Plan.

                  5.2. Earnings on Distribution Option Accounts.

                           (a) General. A Participant's Distribution Option
Accounts shall be credited with earnings in accordance with the Earnings Crediting Options elected by the Participant from time to time. Participants may allocate their Retirement Distribution Account, each of their In-Service Distribution Accounts and/or their Deferred Board Remuneration Account among the Earnings Crediting Options available under the Plan only in whole percentages of not less than five percent.

                           (b) Investment Options. The deemed rate of return,
positive or negative, credited under each Earnings Crediting Option is based upon the actual investment performance of (i) the Employer Stock Fund, (ii) the corresponding investment portfolios of the EQ Advisers Trust, open-end investment management companies under the Investment Company Act of 1940, as amended from time to time, or (iii) such other investment fund(s) as the Company may designate from time to time, and shall equal the total return of such investment fund net of asset based charges, including, without limitation, money management fees, fund expenses and mortality and expense risk insurance contract charges. The Company reserves the right, on a prospective basis, to add or delete Earnings Crediting Options.

                  5.3. Earnings Crediting Options. Notwithstanding that the rates of return credited to Participants' Distribution Option Accounts under the Earnings Crediting Options are based upon the actual performance of the investment options specified in Section 5.2, or such other investment funds as the Company may designate, the Company shall not be obligated to invest any Compensation or Board Remuneration deferred by Participants under this Plan, Matching Contributions, Additional Company Contributions, Profit Sharing Contributions, Supplemental Profit Sharing Contributions, or any other amounts, in such portfolios or in any other investment funds.

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                  5.4. Changes in Earnings Crediting Options. A Participant may
change the Earnings Crediting Options to which his Distribution Option Accounts are deemed to be allocated subject to such rules as may be determined by the Plan Administrator, provided that except as the Plan Administrator may otherwise determine in light of legal restrictions on changes, the frequency of permitted changes shall not be less than four times per Plan Year. Each such change may include (a) reallocation of the Participant's existing Accounts in whole percentages of not less than five percent, and/or (b) change in investment allocation of amounts to be credited to the Participant's Accounts in the future, as the Participant may elect. The effect of a Participant's change in Earnings Crediting Options shall be reflected in the Participant's Accounts as soon as reasonably practicable following the Plan Administrator's receipt of notice of such change, as determined by the Plan Administrator in its sole discretion.

                  5.5. Valuation of Accounts. Except as otherwise provided in
Section 5.7, the value of a Participant's Distribution Option Accounts as of any date shall equal the amounts theretofore credited to such Accounts, including any earnings (positive or negative) deemed to be earned on such Accounts in accordance with Section 5.2 and Section 5.4 through the day preceding such date, less the amounts theretofore deducted from such Accounts.

                  5.6. Statement of Accounts. The Plan Administrator shall provide to each Participant, not less frequently than quarterly, a statement in such form as the Plan Administrator deems desirable for setting forth the balance standing to the credit of each Participant in each of his Distribution Option Accounts.

                  5.7. Distributions from Accounts. Any distribution made to or on behalf of a Participant from one or more of his Distribution Option Accounts in an amount which is less than the entire balance of any such Account shall be made pro rata from each of the Earnings Crediting Options to which such Account is then allocated. For purposes of any provision of the Plan relating to distribution of benefits to Participants or Beneficiaries, the value of a Participant's Distribution Option Accounts shall be determined as of a date as soon as reasonably practicable preceding the distribution date, as determined by the Plan Administrator in its sole discretion. In the case of any benefit payable in the form of a cash lump sum, the value of a Participant's Distribution Option Accounts, as determined pursuant to this Section 5.7, shall be distributed. In the case of any benefit payable in the form of annual installments, as of any payment date, the amount of each installment payment shall be determined as the quotient of (a) the value of the Participant's Distribution Option Account subject to distribution, as determined pursuant to this Section 5.7, divided by (b) the number of remaining annual installments immediately preceding the payment date.

                                    ARTICLE 6
                              DISTRIBUTION OPTIONS

                  6.1. Election of Distribution Option. In the first completed and fully executed Enrollment Agreement filed with the Plan Administrator for each Distribution Option Period, a Participant shall elect the time and manner of payment in accordance with Section 4.1(d). Annually, the Participant shall allocate his or her deferrals between the Distribution Options in increments of ten percent; provided that, deferrals of Board Remuneration shall automatically be allocated to the Deferred Board Remuneration Account.

                  6.2. Retirement Distribution Option. Subject to Section 7.1, distribution of the Participant's Retirement Distribution Account, if any, shall commence upon (a) the Participant's Retirement or (b) the Participant's attainment of age 65, as elected by the Participant in the Enrollment Agreement pursuant to which such Retirement Distribution Account was established or otherwise as permitted under Section 7.1(a).

                  6.3. In-Service Distribution Option. Subject to Section 7.2, the Participant's In-Service Distribution Account for any Distribution Option Period shall be distributed commencing in the year elected by the Participant in the Enrollment Agreement pursuant to which such In-Service Distribution Account was established. Notwithstanding the foregoing, a Participant shall not be entitled to allocate any deferrals to an In-Service Distribution Account for the two Plan Years preceding the Plan Year which includes the date on which such Account is to be distributed and such additional deferrals shall instead be allocated to the Retirement Distribution Account.

                  6.4. Deferred Board Remuneration Option. Subject to Section 7.3, distribution of the Participant's Deferred Board Remuneration Account, if any, shall commence following the Participant's termination of service as a Trustee.

                                    ARTICLE 7
                            BENEFITS TO PARTICIPANTS

                  7.1. Benefits Under the Retirement Distribution Option. Benefits under the Retirement Distribution Option shall be paid to a Participant as follows:

                           (a) Benefits Upon Retirement.

                                    (i) General. In the case of a Participant
whose Service with the Employer terminates on account of his Retirement, the Participant's Retirement Distribution Account shall be distributed in one of the following methods, as elected by the Participant in writing either in the Enrollment Agreement or in a separate election made in accordance with Section 7.1(b): (x) in a lump sum; (y) in annual installments over 5, 10, 15 or 20 years; or (z) by any other formula that is mathematically derived and is acceptable to the Plan Administrator.

                                    (ii) Payment of Lump Sums. Any lump-sum
benefit payable in accordance with this paragraph shall be paid in, but not later than January 31 of, the Plan Year following the Plan Year in which the Participant's Retirement occurs, or, if later, attainment of age 65 as elected by the Participant in accordance with this Section 7.1 or Section 6.2.

                                    (iii) Payment of Annual Installments. Annual
installment payments, if any, shall commence in, but not later than January 31 of, the Plan Year following the Plan Year in which the Participant's Retirement occurs, or, if later, as soon as reasonably practicable following the Participant's attainment of age 65, as elected by the Participant in accordance with this Section 7.1 or Section 6.2.

                           (b) Changes in Forms of Distribution. A Participant
may change the election regarding the manner of payment of the Participant's Retirement Distribution Account by filing a revised Enrollment Agreement by the earlier of (i) December 31 of the calendar year preceding the calendar year in which the Participant's distribution date falls or (ii) the date six months before such distribution date; provided that no election shall operate to accelerate either the first or last payment date of the Retirement Distribution Account.

                           (c) Changes in Timing of Distribution. A Participant
may change the election regarding the timing of the distribution to defer the date on which the distribution should commence by filing a revised Enrollment Agreement by the earlier of (i) December 31 of the calendar year preceding the calendar year in which the Participant's distribution otherwise would have commenced or (ii) the date six months before such previously elected commencement date.

                           (d) Benefits Upon Termination of Employment. In the
case of a Participant whose Service with the Employer terminates prior to the earliest date on which the Participant is eligible for Retirement, other than on account of becoming Disabled or by reason of death, the Participant's Retirement Distribution Account shall be distributed (i) in a lump sum in, but not later than February 28 of, the Plan Year following the Plan Year that includes the Participant's Termination Date, (ii) beginning as soon as reasonably practicable following the Participant's attainment of age 65, or (iii) beginning as soon as reasonably practicable following the Participant's attainment of age 55, all as irrevocably elected by the Participant in the Enrollment Agreement pursuant to which such Retirement Distribution Account was established; provided, however, that the Company may override Participant's election and cause a distribution under clause (i) notwithstanding any other election by the Participant.

                           (e) Forfeiture. If a Participant terminates Service,
other than due to Retirement, Disability or death, prior to being credited with five (5) years of service, as determined pursuant to the terms of the Brandywine Realty Trust 401(k) Profit Sharing Plan, all or a portion of the Participant's Retirement Distribution Account attributable to Matching Contributions shall be forfeited, as follows:

                           Termination Prior to
                           Completion of Year                 Portion Forfeited
                           ------------------                 -----------------
                           1                                  100%
                           2                                  80%
                           3                                  60%
                           4                                  40%
                           5                                  20%

                  7.2. Benefits Under the In-Service Distribution Option. Benefits under the In-Service Distribution Option shall be paid to a Participant as follows:

                           (a) In-Service Distributions. In the case of a
Participant who continues in Service with the Employer, the Participant's In-Service Distribution Account for any Distribution Option Period shall be paid to the Participant commencing in, but not later than January 31 of, the Plan Year irrevocably elected by the Participant in the Enrollment Agreement pursuant to which such In-Service Distribution Account was established, which may be no earlier than the third Plan Year following the end of the last Plan Year in the Distribution Option Period in which deferrals are to be credited to the In-Service Distribution Account for that Distribution Option Period, in one lump sum or in annual installments payable over 2, 3, 4, or 5 years.

                                    (i) Any lump-sum benefit payable in
accordance with this paragraph shall be paid in, but not later than January 31 of, the Plan Year elected by the Participant in accordance with Section 6.3.

                                    (ii) Annual installment payments, if any,
shall commence in, but not later than January 31 of, the Plan Year elected by the Participant in accordance with Section 6.3.

                           (b) Benefits Upon Termination of Employment. In the
case of a Participant whose Service with the Employer terminates prior to the date on which the Participant's In-Service Distribution Account would otherwise be distributed, other than on account of becoming Disabled or by reason of death, such In-Service Distribution Account shall be distributed (i) in a lump sum in, but not later than February 28, of the year following the Participant's Termination Date, (ii) in annual installments commencing on the date such In-Service Distribution Account would otherwise have been distributed, or (iii) in a lump sum on the date such In-Service Distribution Account would otherwise have been distributed, all as irrevocably elected by the Participant in the Enrollment Agreement pursuant to which such In-Service Distribution Account was established; provided, however, that the Company may override a Participant's election and cause a distribution under clause (i) notwithstanding any other election by the Participant.

         7.3. Benefits Under the Deferred Board Remuneration Option. Benefits under the Deferred Board Remuneration Option shall be paid to a Participant following his termination of service as a Trustee. The Deferred Board Remuneration Account shall be distributed in one of the following methods, as elected by the Participant in writing in the Enrollment Agreement: (x) in a lump sum; (y) in annual installments over 5, 10, 15 or 20 years; or (z) by any other formula that is mathematically derived and is acceptable to the Plan Administrator. Payments shall be made or commence in, but not later than January 31 of, the calendar year following the calendar year in which the Participant's service as a Trustee terminates, or the date that is 6 months plus one day after such Participant's termination of service as a Trustee, if later. A Participant may change the election regarding the manner of payment of the Participant's Deferred Board Remuneration Account by filing a revised Enrollment Agreement by the earlier of (i) December 31 of the calendar year preceding the calendar year in which the Participant's distribution date falls or (ii) the date six months before such distribution date; provided that no election shall operate to accelerate either the first or last payment date of the Deferred Board Remuneration Account.

                                    ARTICLE 8
                                   DISABILITY

                  8.1. In the event a Participant becomes Disabled, the Participant's right to make any further deferrals under this Plan shall terminate as of the date the Participant terminates due to Disability. The Participant's Distribution Option Accounts shall continue to be credited with earnings in accordance with Section 5.2 until such Accounts are fully distributed. For purposes of this Plan, a Disabled Participant will not be treated as having terminated Service. The Participant's Retirement Distribution Account, if any, shall be distributed to the Participant in accordance with
Section 7.1(a), provided, however, that distribution of the Participant's Retirement Distribution Accounts, if any, shall commence not later than January 31 of the Plan Year immediately following the later of (a) the Plan Year in which the Participant first becomes eligible for Retirement, or (b) the Plan Year in which the Participant first terminated due to Disability. The Participant's In-Service Distribution Accounts, if any, will be distributed to the Participant in accordance with Section 7.2(a) without regard to the fact that the Participant became Disabled. The Participant's Deferred Board Remuneration Account , if any, shall be distributed in accordance with Section 7.3.

                                    ARTICLE 9
                                SURVIVOR BENEFITS

                  9.1. Death of Participant Prior to the Commencement of Benefits. In the event of a Participant's death prior to the commencement of benefits in accordance with Article 7, benefits shall be paid to the Participant's Beneficiary, as determined under Section 12.4, pursuant to Sections 9.2, 9.3 or 9.4, whichever is applicable, in lieu of any benefits otherwise payable under the Plan to or on behalf of such Participant.

                  9.2. Survivor Benefits Under the Retirement Distribution Option. In the case of a Participant with respect to whom the Company has established a Retirement Distribution Account, and who dies prior to the commencement of benefits under such Retirement Distribution Account pursuant to
Section 7.1, distribution of such Retirement Distribution Account shall be made in the manner and at such time as elected by the Participant in the Enrollment Agreement pursuant to which such Retirement Distribution Account was established or as may have been changed by the Participant.

                  9.3. Survivor Benefits Under the In-Service Distribution Option. In the case of a Participant with respect to whom the Company has established one or more In-Service Distribution Accounts, and who dies prior to the date on which such In-Service Distribution Accounts are to be paid pursuant to Section 7.2, distribution of such In-Service Distribution Accounts shall be made at such time and in such form as irrevocably elected by the Participant in the Enrollment Agreement pursuant to which such In-Service Distribution Accounts were established.

                  9.4. Survivor Benefits Under the Deferred Board Remuneration Option. In the case of a Participant with respect to whom the Company has established a Deferred Board Remuneration Account, and who dies prior to the commencement of benefits under such Deferred Board Remuneration Account pursuant to Section 7.3, distribution of such Deferred Board Remuneration Account shall be made in the manner elected by the Participant in the Enrollment Agreement pursuant to which such Deferred Board Remuneration Account was established or as may have been changed by the Participant. Payments shall be made or commence in, but not later than January 31 of, the calendar year following the calendar year in which the Participant dies, or the date that is 6 months plus one day after such Participant's death, if later.

                  9.5. Death of Participant After Benefits Have Commenced. In the event a Participant who dies after annual installment benefits payable under Sections 7.1, 7.2, and/or 7.3 from the Participant's Retirement Distribution Account, In-Service Distribution Account and/or Deferred Board Remuneration Account has commenced, but before the entire balance of such Accounts has been paid, any remaining annual installments shall continue to be paid to the Participant's Beneficiary, subject to Section 11.3, at such times and in such amounts as they would have been paid to the Participant had he survived.

                                   ARTICLE 10
                                EMERGENCY BENEFIT

                  10.1. In the event that the Plan Administrator, upon written request of a Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company shall pay to the Participant from his Distribution Option Account, as soon as practicable following such determination, an amount necessary to meet the emergency, after deduction of any and all taxes as may be required pursuant to
Section 12.10 (the "Emergency Benefit"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. Emergency Benefits shall be paid first from the Participant's In-Service Distribution Accounts, if any, to the extent the balance of one or more of such In-Service Distribution Accounts is sufficient to meet the emergency, in the order in which such Accounts would otherwise be distributed to the Participant. If the distribution exhausts the In-Service Distribution Accounts, the Retirement Distribution Account and Deferred Board Remuneration Account may be accessed. With respect to that portion of any Distribution Option Account which is distributed to a Participant as an Emergency Benefit in accordance with this Article 10, no further benefit shall be payable to the Participant under this Plan. Notwithstanding anything in this Plan to the contrary, a Participant who receives an Emergency Benefit in any Plan Year shall not be entitled to make any further deferrals for the remainder of such Plan Year. It is intended that the Plan Administrator's determination as to whether a Participant has suffered an "unforeseeable financial emergency" shall be made consistent with the requirements under section 457(d) of the Code.

                                   ARTICLE 11
                            ACCELERATED DISTRIBUTION

                  11.1. Availability of Withdrawal Prior to Retirement. Upon the Participant's written election, the Participant may elect to withdraw all or a portion of the Participant's Distribution Option Account at any time prior to the time such Distribution Option Account otherwise becomes payable under the Plan, provided the conditions specified in Section 11.3, Section 11.4. and
Section 11.5 are satisfied.

                  11.2. Acceleration of Periodic Distributions. Upon the Participant's written election, the Participant or Participant's Beneficiary who is receiving annual installment payments under the Plan may elect to have all or a percentage of the remaining annual installments distributed in the form of an immediately payable lump sum, provided the condition specified in Section 11.3 is satisfied.

                  11.3. Forfeiture Penalty. In the event of a withdrawal pursuant to Section 11.1, or an accelerated distribution pursuant to Section 11.2, the Participant shall forfeit from his Distribution Option Account from which the withdrawal is made an amount equal to 10% of the amount of the withdrawal or accelerated distribution, as the case may be. The forfeited amount shall be deducted from the applicable Distribution Option Account prior to giving effect to the withdrawal or acceleration. The Participant and the Participant's Beneficiary shall not have any right or claim to the forfeited amount and the Company shall have no obligation whatsoever to the Participant, the Participant's Beneficiary or any other person with regard to the forfeited amount.

                  11.4. Minimum Withdrawal. In no event shall the amount withdrawn in accordance with Section 11.1 be less than 25% of the amount credited to the Participant's Distribution Option Account immediately prior to the withdrawal.

                  11.5. Suspension from Deferrals. In the event of a withdrawal pursuant to Section 11.1, a Participant who is otherwise eligible to make deferrals under Article 4 shall be prohibited from making any deferrals with respect to the Plan Year immediately following the Plan Year during which the withdrawal was made, and any election previously made by the Participant with respect to deferrals for the Plan Year of the withdrawal shall be void and of no effect with respect to subsequent deferrals for such Plan Year.

                                   ARTICLE 12
                                  MISCELLANEOUS

                  12.1. Amendment and Termination. The Plan may be amended, suspended, discontinued or terminated at any time by the Plan Administrator; provided, however, that no such amendment, suspension, discontinuance or termination shall reduce or in any manner adversely affect the rights of any Participant with respect to benefits that are payable or may become payable under the Plan based upon the balance of the Participant's Accounts as of the effective date of such amendment, suspension, discontinuance or termination.

                  12.2. Change of Control.

                           (a) Notwithstanding Section 12.1, in the event of a
Change of Control, Brandywine Realty Trust, or its successor, shall have the discretion, with respect to amounts standing to the credit of Participants' Distribution Option Accounts, to modify and/or completely override Participants' elections regarding the timing and/or form of distribution from such Distribution Option Accounts, including providing for a complete or partial distribution of all amounts due such Participants in the form of immediate lump sum payments.

                           (b) In the event of a Change of Control in which
Shares are converted into cash or equity, amounts deemed invested in the Employer Stock Fund as of such Change of Control shall be deemed to be converted in the same manner as Shares; provided if holders of Shares are given a choice between forms of consideration, the amounts deemed invested in the Employer Stock Fund as of such Change of Control shall be deemed converted into that form of consideration chosen by the majority of the holders of Shares.

                  12.3. Claims Procedure.

                           (a) Claim. A person who believes that he is being
denied a benefit to which he is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Plan Administrator, setting forth the claim.

                           (b) Claim Decision. Upon receipt of a claim, the Plan
Administrator shall advise the Claimant within ninety (90) days of receipt of the claim whether the claim is denied. If special circumstances require more than ninety (90) days for processing, the Claimant will be notified in writing within ninety (90) days of filing the claim that the Plan Administrator requires up to an additional ninety (90) days to reply. The notice will explain what special circumstances make an extension necessary and indicate the date a final decision is expected to be made.

                  If the Claimant does not receive a written denial notice or notice of an extension within ninety (90) days, the Claimant may consider the claim denied and may then request a review of denial of the claim, as described below.

                  If the claim is denied in whole or in part, the Claimant shall be provided a written opinion, using language calculated to be understood by the Claimant, setting forth:

                                    (i) The specific reason or reasons for such
denial;

                                    (ii) The specific reference to pertinent
provisions of this Plan on which such denial is based;

                                    (iii) A description of any additional
material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

                                    (iv) Appropriate information as to the steps
to be taken if the Claimant wishes to submit the claim for review; and

                                    (v) The time limits for requesting a review
under subsection (c) and for review under subsection (d) hereof.

                           (c) Request for Review. Within sixty (60) days after
the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Plan Administrator review its determination. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Plan Administrator. If the Claimant does not request a review of the initial determination within such sixty (60) day period, the Claimant shall be barred and estopped from challenging the determination.

                           (d) Review of Decision. Within sixty (60) days after
the Plan Administrator's receipt of a request for review, it will review the initial determination. After considering all materials presented by the Claimant, the Plan Administrator will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Plan Administrator will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                  12.4. Designation of Benefit. Each Participant may designate a Beneficiary or Beneficiaries (which Beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such Beneficiary. Any such designation, change or cancellation must be made in a form approved by the Plan Administrator and shall not be effective until received by the Plan Administrator, or its designee. If no Beneficiary has been named, or the designated Beneficiary or Beneficiaries shall have predeceased the Participant, the Beneficiary shall be the Participant's estate. If a Participant designates more than one Beneficiary, the interests of such Beneficiaries shall be paid in equal shares, unless the Participant has specifically designated otherwise.

                  12.5. Limitation of Participant's Right. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in Service or to continue to serve as a Trustee, nor shall it interfere with the rights of the Company to terminate the employment of any Participant and/or to take any personnel action affecting any Participant without regard to the effect which such action may have upon such Participant as a recipient or prospective recipient of benefits under the Plan. Any amounts payable hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which the Participant may be entitled under any other arrangement established by the Employer for the benefit of its employees.

                  12.6. No Limitation on Company Actions. Nothing contained in the Plan shall be construed to prevent the Company from taking any action which is deemed by it to be appropriate or in its best interest. No Participant, Beneficiary, or other person shall have any claim against the Company as a result of such action.

                  12.7. Obligations to Company. If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Employer, then the Employer may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Plan Administrator.

                  12.8. Nonalienation of Benefits. Except as expressly provided herein, no Participant or Beneficiary shall have the power or right to transfer (otherwise than by will or the laws of descent and distribution), alienate, or otherwise encumber the Participant's or Beneficiary's interest under the Plan. The Company's obligations under this Plan are not assignable or transferable, except to (a) any corporation or partnership which acquires all or substantially all of the Company's assets or (b) any corporation or partnership into which the Company may be merged or consolidated. A Participant's or Beneficiary's interest under the Plan is not assignable or transferable pursuant to a domestic relations order. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's Beneficiaries, heirs, executors, administrators or successors in interest.

                  12.9. Protective Provisions. Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan, other than payment to such Participant of the then current balance of the Participant's Distribution Option Accounts in accordance with his prior elections.

                  12.10. Taxes. The Company may make such provisions and take such action as it may deem appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any benefits under the Plan, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to the Participant (or his Beneficiary). Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits.

                  12.11. Unfunded Status of Plan. The Plan is an "unfunded" plan for tax and Employee Retirement Income Security Act purposes. This means that the value of a Participant's Distribution Option Accounts is based on the value assigned to a hypothetical bookkeeping account, which is invested in hypothetical shares of investments funds available under the Plan. As the nature of the investment fund which forms the "index" or "meter" for the valuation of the bookkeeping account changes, the valuation of the bookkeeping account changes as well. The amount owed to a Participant is based on the value assigned to the bookkeeping account. Brandywine Realty Trust may decide to use a "rabbi trust" to anticipate its potential Plan liabilities, and it may attempt to have Plan investments mirror the hypothetical investments deemed credited to the bookkeeping accounts. However, the liability to pay the benefits is Brandywine Realty Trusts', and the assets of the rabbi trust are potentially available to satisfy the claims of non-participant creditors of Brandywine Realty Trust.

                  12.12. Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

                  12.13. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflict of laws.

                  12.14. Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

                  12.15. Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may read as the plural and the plural as the singular.

                  12.16. Notice. Any notice or filing required or permitted to be given to the Plan Administrator under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to Brandywine Realty Trust, 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Attention: Chief Accounting Officer, or to such other entity as the Plan Administrator may designate from time to time. Such notice shall be deemed given as to the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

                                   APPENDIX A


Participating Companies as of October 1, 2000:

Brandywine Realty Services Corporation